Exhibit 99.1

XCEL BRANDS ANNOUNCES REVERSE STOCK SPLIT

1-for-10 reverse stock split to become effective as of the opening of trading on

March 25, 2025

NEW YORK, NY (March 21, 2025) - Xcel Brands, Inc. (NASDAQ: XELB) (“Xcel Brands” or the “Company”), a media and consumer products company with significant expertise in livestream shopping and social commerce, today announced that it will effect a 1-for-10 reverse stock split (the “Reverse Stock Split”) of its issued and outstanding common stock par value $0.001 per share (the “Common Stock”), effective with the opening of trading on March 25, 2025.

Xcel Brands’ Common Stock will continue to trade on the Nasdaq Capital Market (“Nasdaq”) under the symbol “XELB”. The new CUSIP number for the Common Stock following the Reverse Stock Split will be 98400M200.

The material effects of the Reverse Stock Split are for every ten shares (the “Reverse Stock Split Number”) of Xcel Brands’ issued and outstanding Common Stock have been combined into one (1) share of Common Stock. The ownership percentage of each Xcel Brands stockholder will remain unchanged, other than as a result of fractional shares. No fractional shares of Common Stock will be issued in connection with the Reverse Stock Split. Instead, stockholders who otherwise would have been entitled to receive fractional shares were entitled to receive a cash payment (without interest and subject to applicable withholding taxes) in lieu of such fractional shares equal to the fraction of a share of common stock to which such stockholder would otherwise be entitled multiplied by (i) the closing price per share of the common stock on the Nasdaq Capital Market at the close of business on the trading day preceding the date of the Certificate of Amendment, multiplied by (ii) the Reverse Stock Split Number.

The shares of Common Stock underlying the Company’s outstanding stock options and warrants will be proportionately adjusted along with corresponding adjustments to their exercise prices.

At the special meeting of stockholders held on March 12, 2025, the stockholders of the Company approved a proposal to authorize the Company’s Board of Directors (the “Board”) to file a Certificate of Amendment to effect the Reverse Stock Split at a ratio between 1-for-2 and 1-for-10, as determined by the Chairman of the Board in his sole discretion.

The combination of, and reduction in, the number of issued shares of Common Stock as a result of the Reverse Stock Split will occur automatically on March 25, 2025, without any additional action on the part of Xcel Brands’ stockholders. The Company’s transfer agent, Continental Stock Transfer & Trust Company, is the exchange agent for the Reverse Stock Split and will correspond with stockholders of record regarding the Reverse Stock Split. Stockholders owning shares via a broker or other nominee will have their positions automatically adjusted to reflect the Reverse Stock Split.

Among other considerations, the Reverse Stock Split is intended to assist in bringing Xcel Brands into compliance with the $1.00 minimum bid price requirement for maintaining the listing of its Common Stock on the Nasdaq Capital Market.

Additional information regarding the Reverse Stock Split can be found in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the U.S. Securities and Exchange Commission on February 14, 2025. A link to this document is available at https://www.sec.gov and on Xcel Brands’ website at https://www.xcelbrands.com/pages/sec-filings.

For more information about Xcel Brands, visit www.xcelbrands.com. Information on the Company’s website does not constitute a part of and is not incorporated by reference into this press release.

About Xcel Brands

Xcel Brands, Inc. (NASDAQ: XELB) is a media and consumer products company engaged in the design, licensing, marketing, live streaming, and social commerce sales of branded apparel, footwear, accessories, fine jewelry, home goods and other consumer products, and the acquisition of dynamic consumer lifestyle brands. Xcel was founded in 2011 with a vision to reimagine shopping, entertainment, and social media as social commerce. Xcel owns the Halston, Judith Ripka, and C. Wonder brands, as well as the Tower Hill by Christie Brinkley co-branded collaboration, and holds noncontrolling interests in the Isaac Mizrahi brand and Orme Live. Xcel also owns and manages the Longaberger brand through its controlling interest in Longaberger Licensing LLC. Xcel is pioneering a true modern consumer products sales strategy which includes the promotion and sale of products under its brands through interactive television, digital live-stream shopping, social commerce, brick-and-mortar retail, and e-commerce channels to be everywhere its customers shop. The Company’s brands have generated in excess of $5 billion in retail sales via livestreaming in interactive television and digital channels alone, and over 20,000 hours of live-stream and social commerce. Headquartered in New York City, Xcel Brands is led by an executive team with significant live streaming, production, merchandising, design, marketing, retailing, and licensing experience, and a proven track record of success in elevating branded consumer products companies.

Forward Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical fact contained in this press release, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “ongoing,” “could,” “estimates,” “expects,” “intends,” “may,” “appears,” “suggests,” “future,” “likely,” “goal,” “plans,” “potential,” “projects,” “predicts,” “seeks,” “should,” “would,” “guidance,” “confident” or “will” or the negative of these terms or other comparable terminology. These forward-looking statements include, but are not limited to, statements regarding our anticipated revenue, expenses, profitability, strategic plans and capital needs. These statements are based on information available to us on the date hereof and our current expectations, estimates and projections and are not guarantees of future performance. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and other factors, including, without limitation, the risks discussed in the “Risk Factors” section and elsewhere in the Company’s Annual Report on form 10-K for the year ended December 31, 2021 and its other filings with the SEC, which may cause our or our industry’s actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time, and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements. You should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

For further information please contact:

Seth Burroughs

Xcel Brands

sburroughs@xcelbrands.com